UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2008

JACO ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

New York	000-05896	11-1978958
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Oser Avenue, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 273-5500

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Definitive Material Agreement.

On December 30, 2008, Jaco Electronics, Inc. (the “Registrant”) entered into a First Amendment (the “Amendment”) to the Asset Purchase Agreement (the “Purchase Agreement”) between the Registrant and WPG Americas, Inc. (“WPG Americas”), dated November 7, 2008.  Among other things, the Amendment extends the date by which the Purchase Agreement may be terminated by either the Registrant or WPG Americas if the transactions contemplated therein have not been completed by January 5, 2009.

A copy of the Amendment is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 2.1	First Amendment to Asset Purchase Agreement between Jaco Electronics, Inc. and WPG Americas, Inc., dated as of December 30, 2008.*

*           All schedules and exhibits to this Exhibit have been omitted in accordance withRegulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copyof all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2008	Jaco Electronics, Inc.

	By:	/s/ Jeffrey D. Gash
Name: Jeffrey D. Gash
Title: Executive Vice President